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                                                                   EXHIBIT 25



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM T-1

       STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)


                            FIRST UNION NATIONAL BANK
                                (Name of Trustee)

                                   22-1147033
                      (I.R.S. Employer Identification No.)

                 102 PENNSYLVANIA AVENUE, AVONDALE, PENNSYLVANIA
                    (Address of Principal Executive Offices)

                                      19311
                                   (Zip Code)


                        AIR PRODUCTS AND CHEMICALS, INC.

           (Exact name of registrants as specified in their charters)


                                    DELAWARE
                            (State of Incorporation)


                                   23-1274455
                      (I.R.S. Employer Identification No.)


                             7201 HAMILTON BOULEVARD
                            ALLENTOWN, PA 18195-1501
                                 (610) 481-7351

                    (Address of Principal Executive Offices)


                                 DEBT SECURITIES
    Application relates to all securities registered pursuant to the delayed offering registration statement (Title of Indenture Securities)
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1.                GENERAL INFORMATION.

                  FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE:

                  (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISORY AUTHORITY TO WHICH IT IS SUBJECT:

                          Comptroller of the Currency
                          United States Department of the Treasury
                          Washington, D.C.  20219

                          Federal Reserve Bank (3rd District)
                          Philadelphia, Pennsylvania  19106

                          Federal Deposit Insurance Corporation
                          Washington, D.C.  20429

                  (b)     WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST
                          POWERS.

                          Yes.


2.                AFFILIATIONS WITH OBLIGOR.

                  IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

                  None.


3.                VOTING SECURITIES OF THE TRUSTEE.

                  FURNISH THE FOLLOWING INFORMATION AS TO EACH CLASS OF VOTING SECURITIES OF THE TRUSTEE:

                  Not applicable - see answer to item 13.

4.                TRUSTEESHIPS UNDER OTHER INDENTURES.

                  IF THE TRUSTEE IS A TRUSTEE UNDER ANOTHER INDENTURE UNDER WHICH ANY OTHER SECURITIES, OR CERTIFICATES OF INTEREST OR PARTICIPATION IN ANY OTHER SECURITIES, OF THE OBLIGOR ARE OUTSTANDING, FURNISH THE FOLLOWING
INFORMATION:

                   Not applicable - see answer to item 13.


5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS.

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                  IF THE TRUSTEE OR ANY OF THE DIRECTORS OR EXECUTIVE OFFICERS
OF THE TRUSTEE IS A DIRECTOR, OFFICER, PARTNER, EMPLOYEE, APPOINTEE, OR REPRESENTATIVE OF THE OBLIGOR OR OF ANY UNDERWRITER FOR THE OBLIGOR, IDENTIFY EACH SUCH PERSON HAVING ANY SUCH CONNECTION AND STATE THE NATURE OF EACH SUCH CONNECTION.

                  Not applicable - see answer to item 13.

6.                VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS
                  OFFICIALS.

                  FURNISH THE FOLLOWING INFORMATION AS TO THE VOTING SECURITIES OF THE TRUSTEE OWNED BENEFICIALLY BY THE OBLIGOR AND EACH DIRECTOR, PARTNER, AND EXECUTIVE OFFICER OF THE OBLIGOR:

                  Not applicable - see answer to item 13.

7.                VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR
                  THEIR OFFICIALS.

                  FURNISH THE FOLLOWING INFORMATION AS TO THE VOTING SECURITIES OF THE TRUSTEE OWNED BENEFICIALLY BY EACH UNDERWRITER FOR THE OBLIGOR AND EACH DIRECTOR, PARTNER, AND EXECUTIVE OFFICER OF EACH SUCH UNDERWRITER:

                  Not applicable - see answer to item 13.

8.                SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.

                  FURNISH THE FOLLOWING INFORMATION AS TO SECURITIES OF THE OBLIGOR OWNED BENEFICIALLY OR HELD AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT BY THE TRUSTEE:

                  Not applicable - see answer to item 13.

9.                SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.

                  IF THE TRUSTEE OWNS BENEFICIALLY OR HOLDS AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT ANY SECURITIES OF AN UNDERWRITER FOR THE OBLIGOR, FURNISH THE FOLLOWING INFORMATION AS TO EACH CLASS OF SECURITIES OF SUCH UNDERWRITER ANY OF WHICH ARE SO OWNED OR HELD BY THE TRUSTEE:

                  Not applicable - see answer to item 13.


10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR.

                  IF THE TRUSTEE OWNS BENEFICIALLY OR HOLDS AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT VOTING SECURITIES OF A PERSON WHO, TO THE KNOWLEDGE OF THE TRUSTEE (1) OWNS 10 PERCENT OR MORE OF THE VOTING STOCK OF THE OBLIGOR OR (2) IS AN AFFILIATE, OTHER THAN A SUBSIDIARY, OF THE OBLIGOR,

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FURNISH THE FOLLOWING INFORMATION AS TO THE VOTING SECURITIES OF SUCH PERSON:

                  Not applicable - see answer to item 13.


11. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR.

                  IF THE TRUSTEE OWNS BENEFICIALLY OR HOLDS AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT ANY SECURITIES OF A PERSON WHO, TO THE KNOWLEDGE OF THE TRUSTEE, OWNS 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR, FURNISH THE FOLLOWING INFORMATION AS TO EACH CLASS OF SECURITIES OF SUCH PERSON ANY OF WHICH ARE SO OWNED OR HELD BY THE TRUSTEE:

                  Not applicable - see answer to item 13.


12.               INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.

                  EXCEPT AS NOTED IN THE INSTRUCTIONS, IF THE OBLIGOR IS INDEBTED TO THE TRUSTEE, FURNISH THE FOLLOWING INFORMATION:

                  Not applicable - see answer to item 13.


13.               DEFAULTS BY THE OBLIGOR.

                  (a) STATE WHETHER THERE IS OR HAS BEEN A DEFAULT WITH RESPECT TO THE SECURITIES UNDER THIS INDENTURE. EXPLAIN THE NATURE OF ANY SUCH DEFAULT.

                  None.

                  (b) IF THE TRUSTEE IS A TRUSTEE UNDER ANOTHER INDENTURE UNDER WHICH ANY OTHER SECURITIES, OR CERTIFICATES OF INTEREST OR PARTICIPATION IN ANY OTHER SECURITIES, OF THE OBLIGOR ARE OUTSTANDING, OR IS TRUSTEE FOR MORE THAN ONE OUTSTANDING SERIES OF SECURITIES UNDER THE INDENTURE, STATE WHETHER THERE HAS BEEN A DEFAULT UNDER ANY SUCH INDENTURE OR SERIES, IDENTIFY THE INDENTURE OR SERIES AFFECTED, AND EXPLAIN THE NATURE OF ANY SUCH DEFAULT.

                  None

14.               AFFILIATIONS WITH THE UNDERWRITERS.

                  IF ANY UNDERWRITER IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

                  Not applicable - see answer to item 13.


15.               FOREIGN TRUSTEE.

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                  IDENTIFY THE ORDER OR RULE PURSUANT TO WHICH THE TRUSTEE IS
AUTHORIZED TO ACT AS SOLE TRUSTEE UNDER INDENTURES QUALIFIED OR TO BE QUALIFIED UNDER THE ACT.

                  Not applicable - trustee is a national banking association organized under the laws of the United States.


16.               LIST OF EXHIBITS.

                  LIST BELOW ALL EXHIBITS FILED AS PART OF THIS STATEMENT OF ELIGIBILITY.


     1.           Copy of Articles of Association of the trustee as now in
----              effect.**


     2.           Copy of the Certificate of the Comptroller of the Currency
---- dated January 11, 1994, evidencing the authority of the trustee to transact business.*


     3.           Copy of the authorization of the trustee to exercise fiduciary
----              powers.*


     4.           Copy of existing by-laws of the trustee.**
----

     5.           Copy of each indenture referred to in Item 4, if the obligor
----              is in default, not applicable.


  X  6.           Consent of the trustee required by Section 321(b) of the
----              Act.


  X  7.           Copy of report of condition of the trustee at the close of
----              business on March 31, 1997, published pursuant to the
                  requirements of its supervising authority.


     8.           Copy of any order pursuant to which the foreign trustee is
---- authorized to act as sole trustee under indentures qualified or to be qualified under the Act, not applicable.


     9.           Consent to service of process required of foreign trustees
----              pursuant to Rule 10a-4 under the Act, not applicable.

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*Previously filed with the Securities and Exchange Commission on February 11,
1994 as an exhibit to Form T-1 in connection with Registration Statement No. 22-73340 and ** previously filed with the the Securities and Exchange Commission on May 5, 1997 as an exhibit to Form T-1 in connection with Registration Statement No. 333-23791 and incorporated herein by reference.



                                      NOTE

                  The trustee disclaims responsibility for the accuracy or completeness of information contained in this Statement of Eligibility and Qualification not known to the trustee and not obtainable by it through reasonable investigation and as to which information it has obtained from the obligor and has had to rely or will obtain from the principal underwriters and will have to rely.




                                    SIGNATURE

                  Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, First Union National Bank, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Philadelphia and Commonwealth of Pennsylvania, on the 25th day of June, 1997.

                                                    FIRST UNION NATIONAL BANK



                                                    By:  s/John H. Clapham
                                                         _______________________
                                                         John H. Clapham
                                                         Vice President

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                                                                       EXHIBIT 4




                                 CONSENT OF TRUSTEE






        Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, and in connection with the proposed issue of Air Products and Chemicals, Inc. we hereby consent that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.










                              FIRST UNION NATIONAL BANK



                              By: /s/ John H. Clapham
                                  -------------------
                                      John H. Clapham
                                      Vice President



Philadelphia, PA
June 25, 1997
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                                                                       EXHIBIT 7

Consolidating domestic and foreign subsidiaries of the First Union National Bank, Avondale, Pennsylvania, at the close of business on March 31, 1997, published in response to call made by Comptroller of the Currency, under title 12, United States Code, Section 161. Charter Number 33869 Comptroller of the Currency Northeastern District.

STATEMENT OF RESOURCES AND LIABILITIES

                                       ASSETS

                                                          Thousands of Dollars
Cash and balance due from depository institutions:
  Noninterest-bearing balances and currency and coin........    1,589,725
  Interest-bearing balances.................................      144,932
Securities..................................................    /////////
  Hold-to maturity securities...............................      406,600
  Available-for-sale securities.............................    2,331,814
Federal funds sold and securities purchased under agreements    /////////
  to resell.................................................    2,102,868
Loans and lease financing receivables:
Loan and leases, net of unearned income......19,281,909
LESS: Allowance for loan and lease losses.......243,522
LESS: Allocated transfer risk reserve.................0
Loans and leases, net of unearned income, allowance, and
reserve.................................................       19,038,387
Assets held in trading accounts.........................                0
Premises and fixed assets (including capitalized leases)..        405,170
Other real estate owned...................................         49,059
Investment in unconsolidated subsidiaries and associated        /////////
companies.................................................         32,905
Customer's liability to this bank on acceptances outstanding.      45,474
Intangible assets...........................................      411,739
Other assets................................................      642,043
Total assets................................................   27,200,716
                                     LIABILITIES
Deposits:
    In domestic offices.....................................   21,310,047
      Noninterest-bearing......................4,381,335
      interest bearing........................16,928,712
    In foreign offices, Edge and Agreement subsidiaries,
    and IBFs..............................................        519,225
      Noninterest-bearing............................215
      Interest-bearing...........................519,010
Federal funds purchased and securities sold under agreements
to repurchase                                                   1,771,997
Demand notes issued to the U.S. Treasury...................        99,991
Trading liabilities........................................             0
Other borrowed money.......................................     /////////
With original maturity of one year or less.................        12,151
    With original maturity of more than one year...........        14,852
Not Applicable                                                  /////////
Bank's liability on acceptances executed and outstanding....       43,884
Subordinated notes and debentures...........................      450,000
Other liabilities...........................................      642,872
Total liabilities...........................................   24,867,019
Limited-life preferred stock and related surplus............            0

                                   EQUITY CAPITAL
Perpetual preferred stock and related surplus...............      160,540
Common Stock................................................      452,156
Surplus.....................................................    1,300,080
Undivided profits and capital reserves......................      452,724
Net unrealized holding gains (losses) on available-for-sale     /////////
  securities................................................      (31,803)
Cumulative foreign currency translation adjustments.........            0
Total equity capital........................................    2,333,697
Total liabilities, limited-life preferred stock and equity..    /////////
  capital...................................................   27,200,716
